AGREEMENT BY AND BETWEEN
Citizens Financial Bank
Munster, Indiana
and
The Comptroller of the Currency

Citizens Financial Bank, Munster, Indiana (“Bank”) and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors and other customers of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.     The Comptroller has found unsafe and unsound banking practices and violations of regulations relating to credit administration at the Bank. In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.
ARTICLE I
JURISDICTION
(1)This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).
(2)This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).
(3)This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 163.555. See 12 U.S.C. § 1831i.
(4)This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

(5)Unless otherwise informed in writing by the Comptroller, all programs, reviews, or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

Assistant Deputy Comptroller
Chicago Field Office - Downers Grove
2001 Butterfield Road, Suite 400
Downers Grove, Illinois 60515-1075

ARTICLE II
ALLOWANCE FOR LOAN AND LEASE LOSSES
(1)Within forty-five (45) days, the Board shall adopt, implement, and thereafter ensure adherence to written policies and procedures for maintaining an adequate Allowance for Loan and Lease Losses (“ALLL”). The ALLL policies and procedures shall be consistent with the guidance set forth in the Federal Financial Institutions Examination Council’s “Interagency Policy Statement on the Allowance for Loan and Lease Losses” dated December 13, 2006 (OCC Bulletin 2006-47) (“Interagency Statement”) and shall at a minimum include:

(a)
procedures for determining whether a loan is impaired and measuring the amount of impairment, consistent with generally accepted accounting principles (“GAAP”) (including FASB ASC 310-10, Receivables -

Overall - Subsequent Measurement - Impairment);

(b)
procedures for segmenting the loan portfolio and estimating loss on groups of loans that are consistent with GAAP (including FASB ASC 450-20, Loss Contingencies). These procedures shall require the Bank to document its estimation of credit losses and its analysis of the nine qualitative factors set forth in the Interagency Statement;

(c)	procedures for validating the ALLL methodology; and

(d)	a process for summarizing and documenting, for the Board’s prior review and approval, the amount to be reported in the Consolidated Reports of Condition and Income (“Call Reports”) for the ALLL.
(2)Within forty-five (45) days the Board shall adopt, implement, and thereafter ensure adherence to written policies and procedures to ensure that all official and regulatory reports filed by the Bank accurately reflect an adequate ALLL balance as of the date that such reports are submitted.
ARTICLE III
LOAN RISK RATING SYSTEM
(1)Within one hundred twenty (120) days, and on an ongoing basis thereafter, the Board must ensure that the Bank’s internal risk ratings of commercial credit relationships in excess of $250,000 (covered relationship), as assigned by responsible loan officers and by any independent loan reviewer, are timely, accurate, and consistent with the regulatory credit classification criteria set forth in the “Rating Credit Risk” booklet of the Comptroller's Handbook. At a minimum, the Board must ensure, on an ongoing basis, that with respect to the assessment of credit risk of any covered relationship:

(a)	the primary consideration is the strength of the borrower’s primary source of repayment (i.e., the probability of default rather than the risk of loss);

(b)
if the primary source of repayment is cash flow from the borrower’s operations, the strength of the borrower’s cash flow is determined through analysis of the borrower’s historical and projected financial statements, past performance, and future prospects in light of conditions that have occurred;

(c)
collateral, non-government guarantees, and other similar credit risk mitigants that affect potential loss in the event of default (rather than the probability of default) are taken into consideration only if the primary source of repayment has weakened and the probability of default has increased;

(d)	collateral values should reflect a current assessment of value based on actual market conditions and project status;

(e)	credit risk ratings are reviewed and updated whenever relevant new information is received, but no less frequently than annually; and

(f)	the credit risk rating analysis is documented and available for review by the Board and the OCC upon request.
(2)Within ninety (90) days, and on an ongoing basis thereafter, the Board must ensure that any covered relationship with a high probability of payment default or other well-defined weakness is rated no better than Substandard, unless the debt is secured by marketable securities or cash. Consistent with the guidance in the “Rating Credit Risk” booklet of the Comptroller's Handbook, the presence of illiquid collateral or existence of a plan for improvement does not, and a non-government guarantee generally will not, mitigate the probability of default or a well-defined weakness.

ARTICLE IV
CONCENTRATIONS OF CREDIT
(1)Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written asset diversification program consistent with the “Concentrations of Credit” booklet of the Comptroller's Handbook. The program shall include, but not necessarily be limited to, the following:

(a)	a written analysis of any concentration of credit identified in order to identify and assess the inherent risk; and

(b)	an action plan approved by the Board to reduce the risk of any concentration deemed imprudent in the above analysis.
(2)For purposes of this Article, a concentration of credit is as defined in the “Concentrations of Credit” booklet of the Comptroller's Handbook.
(3)The Board shall ensure that future concentrations of credit are subjected to the analysis required by subparagraph (a) of paragraph (1) and, if that analysis demonstrates that the concentration subjects the Bank to undue risk, it takes appropriate steps to mitigate such risk.
(4)The Board shall forward a copy of any analysis performed on existing or potential concentrations of credit to the Assistant Deputy Comptroller within seven days following the review.
(5)The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

ARTICLE V
REAL ESTATE VALUATIONS
(1)Within ninety (90) days, the Board shall obtain a current appraisal or evaluation, as applicable, of the real estate securing each of the commercial loans lacking an appropriate appraisal or evaluation as well as ensuring current appraisals are obtained on all Other Real Estate Owned (OREO).
(2)The appraisals obtained pursuant to paragraph (1) above shall conform to the minimum appraisal standards set forth at 12 C.F.R. § 164.4 and the evaluations shall conform to the guidelines for evaluations set forth in the “Interagency Appraisal and Evaluation Guidelines” dated December 10, 2010 (OCC Bulletin 2010-42).
(3)Within forty-five (45) days of receipt of each appraisal or evaluation obtained pursuant to paragraph (1) above, the Board shall reassess the risk rating and accrual status of the loan, as well as the amount of impairment, if any, in accordance with FASB ASC 310-10, Receivables - Overall - Subsequent Measurement - Impairment.
(4) Within ninety (90) days, the Board shall develop, implement and ensure adherence to a process to ensure that real estate collateral is revalued in a timely manner to support problem loan identification, work-out strategies, identification of impairment, OREO and impact to ALLL. The process should include criteria for when appraisals or evaluations should be updated, such as when a credit deteriorates, when there are materially negative market trends, or when stress testing indicates concentrations are increasingly susceptible to market variances.

ARTICLE VI
CRITICIZED ASSETS
(1)The Bank shall take immediate and continuing action to protect its interest in those assets criticized¹ in the Report of Examination dated May 7, 2012 (“ROE”), in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the OCC during any examination.
(2)Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to individual workout plans designed to protect the Bank’s interest in or eliminate the basis of criticism of assets criticized in the ROE or internally identified by the Bank as criticized as of the effective date of this Formal Agreement. On an ongoing basis, when any asset is criticized in a subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the OCC during any examination, the Board shall adopt, implement, and thereafter ensure Bank adherence to individual workout plans for the criticized asset within ninety (90) days. Each workout plan shall include, at a minimum:

(a)	an identification of the expected sources of repayment;

(b)
an analysis of the borrower’s ability to repay the loan based on current and satisfactory credit information, including an appropriate analysis of the guarantors’ current financial position where repayment is dependent in whole or in part on the support of a guarantor;

(c)	the current value of supporting collateral and the position of the Bank’s lien on such collateral where applicable; and

¹ The term “criticized” as used in this Article refers to assets rated the equivalent of “doubtful,” “substandard,” or “special mention” as defined in the “Rating Credit Risk” booklet of the Comptroller's Handbook.

(d)	action(s) the Bank plans to take to protect its interest in, or eliminate the basis of criticism of, the asset, including timeframes for implementing and evaluating the effectiveness of those actions.
(3)The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:

(a)	the status of each criticized asset or criticized portion thereof that equals or exceeds five hundred thousand dollars ($500,000);

(b)	management’s adherence to the workout plans adopted pursuant to this Article;

(c)	the status and effectiveness of the plans; and

(d)	the need to revise the plans or take alternative action.
(4)A copy of each review conducted pursuant to Paragraph (3) of this Article shall be retained at the bank and be available for OCC inspection upon request.
(5)Effective immediately, the Bank may extend credit, directly or indirectly, including renewals and extensions, to a borrower whose loans or other extensions of credit are criticized in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the OCC during any examination, and whose aggregate loans or other extensions of credit from the Bank exceed five hundred thousand dollars ($500,000), only if each of the following conditions is met:

(a)
the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and prior to renewing or extending any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

(b)	a comparison to the plans adopted pursuant to this Article shows that the Board’s formal plan to collect or strengthen the criticized asset will not be compromised.
(6)A copy of the approval of the Board or of the designated committee, obtained pursuant to Paragraph (5) of this Article, shall be maintained in the file of the affected borrower.

ARTICLE VII
CLOSING
(1)Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.
(2)It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.
(3)Any time limitations imposed by this Agreement shall be in calendar days and begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.
(4)The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.
(5)In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.
(6)This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has

statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

/s/ Mark A. Zeihen	December 18, 2012
Mark A. Zeihen Assistant Deputy Comptroller Chicago Field Office - Downers Grove	Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Gregory W. Blaine	December 17, 2012
Gregory W. Blaine	Date

/s/ Gene Diamond	December 17, 2012
Gene Diamond	Date

/s/ Frank D. Lester	December 17, 2012
Frank D. Lester	Date

/s/ John W. Palmer	December 17, 2012
John W. Palmer	Date

/s/ Daryl D. Pomranke	December 17, 2012
Daryl D. Pomranke	Date

/s/ Robert R. Ross	December 17, 2012
Robert R. Ross	Date

/s/ Joyce M. Simon	December 17, 2012
Joyce M. Simon	Date